Exhibit 99-A4
                        LETTER OF TRANSMITTAL
                  To Tender Shares of Common Stock
                                 of
                CORTLAND FIRST FINANCIAL CORPORATION


             Tendered Pursuant to the Offer to Purchase
                         Dated May 28, 1997

     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN
     TIME, ON WEDNESDAY, JULY 2, 1997, UNLESS THE OFFER IS EXTENDED


     This Letter of Transmittal must be completed and returned to the Depositary at the address provided below prior to the Expiration Date by Stockholders who desire to sell Shares pursuant to the Company's Offer to Purchase dated May 28, 1997. The instructions accompanying this Letter of Transmittal should be read carefully when completing this Form and tendering Shares. A return envelope to the Depositary is enclosed for your convenience.

     In completing this form, Stockholders must: (1) state how many Shares they desire to sell pursuant to the Offer, and (2) at what price they are willing to sell their Shares. Whether tendered Shares are accepted by the Company, and how many, and the determination of the Purchase Price will be established pursuant to the "Dutch Auction" process set forth in the Company's Offer to Purchase.

     Registered Stockholders who wish to participate in the Company's Offer to purchase Shares, must complete the Boxes on page 2 and 3 as applicable and sign on page 4. Detailed instructions and related information, which must be strictly followed, start on page 6 below.

     The Depositary, to whom this Form and all tendered Shares must be returned, is:
              AMERICAN STOCK TRANSFER AND TRUST COMPANY

     If you have questions in completing this Form, please call
(800) 937-5449  (From New York City call:  (212) 936-5100).


Address for Mail, Courier, or Hand Delivery
(a return envelope is enclosed)
Telephone No. For Facsimile Transmission: (718) 234-5001

American Stock Transfer Company
40 Wall Street, 46th Floor
New York, New York 10005
(For Eligible Institutions Only)
Confirm by Telephone:  (718) 921-8200


  This Letter of Transmittal is to be completed by stockholders who are (a) physically delivering certificates for Shares being tendered pursuant to the Offer (or if such certificates will be delivered pursuant to a Notice of Guaranteed Delivery sent to the Depositary), or (b) tendering Shares by book-entry transfer to the account maintained by the Depositary at The Depositary Trust Company ("DTC") or Philadelphia Depositary Trust Company ("PDTC") (collectively, the "Book-Entry Transfer Facilities") pursuant to
Section II of the Offer to Purchase.

     Stockholders whose certificates are not immediately available or who cannot deliver their certificates for Shares and all other required documents to the Depositary before the Expiration Date or whose Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer must tender their Shares according to the guaranteed delivery procedure set forth in Section II of the Offer to Purchase and Instruction 2 below. Delivery of the Letter of Transmittal and any other required documents to one of the Book-Entry Transfer Facilities does not constitute delivery to the Depositary.

____ CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER
     MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH ONE OF THE BOOK-ENTRY TRANSFER FACILITIES, AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Check Box of Applicable Book-Entry Transfer Facility:
               ____ DTC       ____ PDTC

Account Number:

Transaction Code Number:

____ CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE BEING
     DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY
     PREVIOUSLY SENT TO THE DEPOSITARY, AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:


Name of Institution Which Guaranteed Delivery:


Check Box of Applicable Book-Entry Transfer Facility and Give
Account Number if Delivered by Book-Entry Transfer:
               ____  DTC      ____  PDTC

STOCKHOLDERS WHO WISH TO TENDER SHARES MUST
COMPLETE BOXES A AND B BELOW.

     A.  DESCRIPTION OF SHARES TENDERED

Number of Shares being Tendered and Price at which Tendered

Price at which Stockholder    Number of Shares being Tendered by
is Tendering Shares           Stockholder at Stated Price(s)

$21.00........................________
$21.50........................________
$22.00........................________
$22.50........................________
$23.00........................________
$23.50........................________
$24.00........................________

Total Shares being Tendered _______**  (Box A)


     B.   STOCK CERTIFICATES BEING RETURNED WHICH REPRESENT
          TENDERED SHARES

Name(s) of Registered Stockholder(s) (Please complete exactly as name(s) appear(s) on Stock Certificate(s).)

____________________________
Please Print Name(s)

Address:* _____________________
          _____________________
          _____________________

Phone Number: _________________


Stock Certificate(s) representing Shares tendered
   (attach additional list if necessary)

Stock               Total Number of Shares
Certificate         Represented by           Number of Shares
Number(s)           Certificate(s)           Being Tendered

________            ________                 ________
________            ________                 ________
________            ________                 ________
________            ________                 ________
________            ________                 ________

     Total Shares   ________                 ________** (Box B)

* Payment for Shares purchased will be mailed to this address, unless other directions are given.

** This total Shares tendered in Box A and B must agree.


                            IMPORTANT

                          ALL STOCKHOLDERS
                          TENDERING SHARES
                              SIGN HERE
             (Please Complete Substitute Form W-9 Below)

             ___________________________________________

             ___________________________________________
                     (Signature(s) of Owner(s))

                  Dated:  __________________, 1997

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, please set forth the following information and see Instruction 6.)

Name(s): ________________________________________

_________________________________________________
(Please Print)

Capacity (full title):________________________________

Address:_________________________________________

_________________________________________________
                         (Include Zip Code)

Area Code and Telephone No.:______________________

________________________________________________
(Taxpayer Identification or Social Security No.)
(See Form W-9 on page 11)


GUARANTEE OF SIGNATURE(S)
(See Instruction 1)

Authorized Signature:_______________________________

Name:_______________________________________________
     (Please Print)
Title:______________________________________________

Name of Firm:_______________________________________

Address:____________________________________________
                             (Include Zip Code)
Area Code and Telephone No.:________________________

OPTIONAL SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

Special Payment Instructions
(See Instructions 1, 4, and 5)

To be completed ONLY if the check for the purchase price of Shares purchased and/or Share Certificates for Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned, or if Shares tendered by book-entry transfer that are not purchased are to be returned by credit to an account at a Book-Entry Transfer Facilities other than that designated above.

Issue     ____ check     ____ certificate(s) to:

Name:___________________________________
          (Please Print)

Address: _______________________________

________________________________________
                         (Zip Code)

________________________________________
(Tax Identification or Social Security Number)
(See Form W-9 enclosed)

____ Credit unpurchased Shares tendered by book-entry transfer to the account set forth below:

Name of Account Party ___________________

Account Number __________________________

          (check one)

     ____  DTC     ____  PDTC


Special Delivery Instructions
(See Instructions 1, 4, and 5)

To be completed ONLY if the check for the purchase price of Shares purchased or Share Certificates for Shares not tendered are to be mailed to someone other than the registered owner signing on page 4, or to registered owner at an address other than that shown below the registered owner's signature(s).

Mail ____ check     ____ certificate(s) to:

Name:___________________________________
          (Please Print)
Address:________________________________

________________________________________
                         (Zip Code)
________________________________________
(Tax Identification or Social Security Number)
(See Form W-9 enclosed)


                         INSTRUCTIONS
                Forming Part of the Terms of the Offer


     1. Guarantee of Signatures. No signature guarantee is required if either:

     (a) this Letter of Transmittal is signed by the registered holder of the Shares (which term, for purposes of this document, shall include any participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal unless such holder has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions"; or

     (b) such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States. See Instruction 6.

     In all other cases the signature(s) must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program), pursuant to Rule l7Ad-15 promulgated under the Exchange Act (an "Eligible Institution"). See Instruction 6.

     2. Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be completed by stockholders who are (a) physically delivering certificates for Shares being tendered pursuant to the Offer (or if such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary), or (b) tendering Shares by book-entry transfer to Depositary's account at a Book-Entry Transfer Facility. Certificates for all physically tendered Shares, or confirmation of a book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility of Shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal or duly executed facsimile of it, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be delivered to the Depositary on or before the Expiration Date (as defined in the Offer to Purchase).

          Stockholders whose certificates are not immediately available or who cannot deliver Shares and all other required documents to the Depositary before the Expiration Date, or whose Shares cannot be delivered on a timely basis pursuant to the procedure for book-entry transfer, may tender their Shares by or through any Eligible Institution by properly completing (including the price at which the Shares are being tendered) and duly executing and delivering a Notice of Guaranteed Delivery (or a facsimile of it) and by otherwise complying with the guaranteed delivery procedure set forth in Section II of the Offer to Purchase. Pursuant to such procedure, the certificates for all physically tendered Shares or book-entry confirmation, as the case may be, as well as a properly completed Letter of Transmittal and all other documents required by this Letter of Transmittal, must be received by the Depositary within three over-the-counter trading days after receipt by the Depositary of such Notice of Guaranteed Delivery, all as provided in Section II of the Offer to Purchase.

          The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in such Notice. For Shares to be validly tendered pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery before the Expiration Date.

          THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING
CERTIFICATES FOR SHARES, IS AT THE ELECTION AND RISK OF THE
TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

The Company will not accept any alternative, conditional or contingent tenders. All tendering stockholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

     3. Inadequate Space. If the space provided in the box captioned "Description of Shares Tendered" is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

     4. Partial Tenders and Unpurchased Shares. (Not applicable to stockholders who tender by book-entry transfer.) If fewer than all of the Shares evidenced by any certificate are to be tendered, fill in the number of Shares which are to be tendered in the column entitled "Number of Shares Tendered." In such case, if any tendered Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holder(s), unless otherwise specified in the "Special Payment Instructions" or "Special Delivery Instructions" box on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been tendered unless otherwise indicated.

     5. Indication of Price at Which Shares Are Being Tendered. For Shares to be validly tendered, the stockholder must designate the price per Share at which he is tendering Shares in the box entitled "Description of Shares Tendered" on page 3 of this Letter of Transmittal. The same Shares cannot be tendered (unless previously validly withdrawn as provided in Section IV of the Offer to Purchase) at more than one price.

     6.   Signatures on Letter of Transmittal, Stock Powers, and
Endorsements.

     (a) If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the stock certificate without any change whatsoever.

     (b) If the Shares are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

     (c) If any tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or facsimiles of it) as there are different registrations of certificates.

     (d) When this Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock powers are required unless payment is to be made, or the certificate(s) for Shares not tendered or not purchased are to be issued, to a person other than the registered holder(s). If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) issued to a person other than the registered holder(s), the stock certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s), and any signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

     (e) If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity for the registered holder(s) of the certificates listed, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

     7. Stock Transfer Taxes. Except as provided in this Instruction, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. The Company will pay or cause to be paid any stock transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. If, however: (a) payment of the Purchase Price is to be made to any person other than the registered holder(s); (b) Shares not tendered or not accepted for purchase are to be registered in the name of any person other than the registered holder(s); or
(c) tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal; then the Depositary will deduct from the Purchase Price the amount of any stock transfer taxes (whether imposed on the registered holder, such other person or otherwise) payable on account of the transfer to such person unless satisfactory evidence of the payment of such taxes, or an exemption from them, is submitted.

     8. Special Payment and Delivery Instructions. If certificate(s) for Shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificate(s) and/or check(s) are to be sent to someone other than the signer of the Letter of Transmittal or to the signer at a different address, the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on the Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions l and 6.

     9. Order of Purchase in Event of Proration. In the event a stockholder has submitted more than one stock certificate and there is proration of Shares accepted, the Company will purchase Shares in the reverse order in which the Shares were acquired by the stockholder unless other specific instructions are given by the stockholder.

     10. Irregularities. The Company will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, and its determination shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders determined by it not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer or any defects or irregularities in the tender of any particular Shares, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Shares will be deemed to be validly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice.

     11. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery, and this Letter of Transmittal may be obtained from the Depositary at its address and telephone number set forth at the end of this Letter of Transmittal or from your broker, dealer, commercial bank or trust company.

     12. Substitute Form W-9. Stockholders other than corporations and certain foreign individuals may be subject to backup federal income tax withholding. Each such tendering stockholder or other payee who does not otherwise establish to the satisfaction of the Depositary an exemption from backup federal income tax withholding is required to provide the Depositary with a correct taxpayer identification number ("TIN") on Substitute Form W-9 which is provided as a part of this Letter of Transmittal, and to indicate that the stockholder or other payee is not subject to backup withholding. For an individual his TIN will generally be his social security number. Failure to provide the information on the Form may subject the tendering stockholder or other payee to 31% backup federal income tax withholding on the payments made to the stockholder or other payee with respect to Shares purchased pursuant to the Offer and to a $50 penalty imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained. Stockholders who are foreign are subject to other backup withholding requirements and should contact the Depositary for further instructions.


     IMPORTANT: This Letter of Transmittal or a manually signed facsimile of it (together with certificate(s) for Shares or confirmation of book-entry transfer and all other required documents) or, if applicable, the Notice of Guaranteed Delivery must be received by the Depositary before the Expiration Date.

                      IMPORTANT TAX INFORMATION

     Under the United States federal income tax law, a stockholder whose tendered Shares are accepted for payment generally is required by law to provide the Depositary with such stockholder's correct TIN on Substitute Form W-9 below. If the Depositary is not provided with the correct TIN, the Internal Revenue Service may subject the stockholder or other payee to a $50 penalty. In addition, payments that are made to such stockholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to backup withholding.

     Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the stockholder must submit a Form W-8, signed under penalties of perjury, attesting to the individual's exempt status. A Form W-8 can be obtained from the Depositary.

     If backup withholding applies, the Depositary is required to withhold 31% of any such payments made to the stockholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

     To prevent backup withholding on payment made to a stockholder or other payee with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of the stockholder's correct TIN by completing the Form W-9 below.


What Number to Give the Depositary

     The stockholder is required to give the Depositary the TIN
(e.g., social security number or employer identification number) of the registered holder of the Shares by completing the form below.

                       PAYER'S NAME

SUBSTITUTE FORM W-9 Part 1 - PLEASE PROVIDE YOUR TIN IN THE BLANK AT
RIGHT AND CERTIFY BY SIGNING AND DATING BELOW     ________________________
                                                    Social Security Number
                                                           OR
                                                  ________________________
                                                 Employee Identification Number


Department of Treasury
Internal Revenue Service Part 2 - I certify that I am NOT subject to backup withholding either because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am are no longer subject to backup withholding.


Payer's Request for
Taxpayer Identification
Number (TIN)

CERTIFICATION - UNDER THE PENALTIES OF PERJURY, I
CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM IS TRUE,
CORRECT, AND COMPLETE.

SIGNATURE_____________________________________________________
DATE _________________________________________________________


NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A
BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO
THE OFFER.

                           ACKNOWLEDGMENT
                                 OF
              TENDERING STOCKHOLDER TO CERTAIN MATTERS

     The stockholder tendering Shares pursuant to the Company's
Offer and this Tender Form, expressly acknowledges and agrees to the following terms and conditions:

     1. The stockholder has received, read and understands the terms and conditions of the Company's Offer to Purchase Shares dated May 28, 1997 and this Letter of Transmittal.

     2. Subject to and effective upon acceptance of tendered Shares for payment, the stockholder hereby sells, assigns and transfers to the Company all right, title, and interest in and to the Shares that are being tendered and irrevocably appoints the Company as lawful agent and attorney-in-fact with respect to the Shares to deliver certificates for Shares tendered and transfer ownership of Shares tendered on the books and records of the Company and on the account books maintained by any book-entry transfer facilities all in accordance with the terms and subject to the conditions of the Offer.

     3. The stockholder represents and warrants that he or she has full power and authority to tender, sell, assign, and transfer the Shares tendered pursuant to this Letter of Transmittal and that when such Shares are accepted for payment by the Company, the Company will acquire good title, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim.

     4. The actions authorized by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the stockholder, and any obligations of the stockholder shall be binding upon the heirs, personal representatives, successors and assigns of the stockholder.

     This Letter of Transmittal together with stock certificates and other required documents must be received by the Depositary prior to the Expiration Date as defined in the Offer.

          Requests for additional copies of the Offer to Purchase, this Letter of Transmittal and related documents and questions related to the procedures for tendering Shares should be directed to the Depositary at the address and telephone numbers on the last page.

     Facsimile copies of the Letter of Transmittal will be accepted from Eligible Institutions. The Letter of Transmittal and stock certificates for Shares and any other required documents should be sent or delivered by each tendering stockholder or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

  The Depositary, to whom this Form and all tendered Shares must be returned, is:

              AMERICAN STOCK TRANSFER AND TRUST COMPANY

Address for Mail, Courier,
or Hand Delivery:
American Stock Transfer Company
40 Wall Street, 46th Floor
New York, New York  10005

Telephone No. for
Facsimile Transmission:
(718) 234-5001

(for Eligible Institutions Only)
Confirm by Telephone:
(718) 921-8200


Telephone No. for Information or Assistance:
(800) 937-5449

From New York City call:
(212) 936-5100

     Any questions or requests for assistance or for additional copies of the Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Depositary at the telephone number set forth above. A tendering stockholder may also contact his broker, dealer, commercial bank or trust company for assistance concerning the Offer. In order to confirm the delivery of his Shares, a tendering stockholder should contact the Depositary.